                                                                     Exhibit 2.3


 ($ IN MILLIONS)
                           (INCEPTION
                             OCT. 19)
                             ACACTUAL        ACTUAL         ACTUAL        Q1 ADJ.      MARCH 31,
                                 1999          2000           2001           2002           2003          2003
                          -----------   -----------    -----------    -----------    -----------   -----------
ASSETS
Cash & Short Term Inv     $     1,341   $        --    $        --    $       318    $        --   $       318
Accounts Receivable       $     1,900   $     4,327    $        --    $        --    $        --   $        --
Inventory                 $        --   $        --    $        --    $        --    $        --   $        --
Other Current Assets      $        --   $    30,419    $    25,000    $        --    $        --   $        --
Net PP&E                  $    40,381   $    27,647    $    14,382    $     1,118    $   127,547   $   128,665
Goodwill                  $        --   $        --    $        --    $        --    $        --   $        --
Transaction Costs         $        --   $        --    $        --    $        --    $        --   $        --
Other Assets              $        --   $     4,355    $     4,355    $        --    $ 6,830,000   $ 6,830,000
                          -----------   -----------    -----------    -----------    -----------   -----------
   TOTAL ASSETS           $    43,622   $    66,748    $    43,737    $     1,436                  $ 6,958,983

LIABILITIES & EQUITY
Accounts Payable          $    13,243   $    65,903    $    61,575    $        --    $        --   $        --
Accrued Expenses          $        --   $        --    $        --    $    49,322    $   100,000   $   149,322
Bank Revolver             $        --   $    11,288    $     6,925    $        --    $        --   $        --
Current Portion - LTD     $    29,617   $     2,760    $   148,181    $        --    $        --   $        --
Other Current Liab        $        --   $        --    $        --    $        --    $        --   $        --
Deferred Taxes            $        --   $        --    $        --    $        --    $        --   $        --
Existing Senior Debt      $        --   $    75,000    $        --    $        --    $        --   $        --
Existing Sub Debt         $        --   $        --    $        --    $        --    $        --   $        --
Term Loan A               $        --   $        --    $        --    $        --    $        --   $        --
Term Loan B               $        --   $        --    $        --    $        --    $        --   $        --
Sr. Sub Debt              $        --   $        --    $        --    $        --    $        --   $        --
Jr. Sub Debt              $        --   $        --    $        --    $        --    $        --   $        --
ESOP                      $        --   $        --    $        --    $        --    $        --   $        --
Retained Earnings         $       762   $   (88,203)   $  (172,944)   $   (47,886)   $        --   $   (47,886)
Preferred Stock           $        --   $        --    $        --    $        --    $ 4,650,000   $ 4,650,000
Common Equity             $        --   $        --    $        --    $        --    $ 2,207,547   $ 2,207,547
                          -----------   -----------    -----------    -----------    -----------   -----------
   TOTAL LIAB. & EQUITY   $    43,622   $    66,748    $    43,737    $     1,436                  $ 6,958,983

Parity Check              $        --   $        --    $        --    $        --                  $        --


 ($ IN MILLIONS)

                                                          PROFORMA
                                                          DEC. 31,
                                 DEBIT        CREDIT          2003
                           -----------   -----------   -----------
ASSETS
Cash & Short Term Inv      $ 1,500,000   $ 1,313,559   $   186,759
Accounts Receivable        $   500,000   $        --   $   500,000
Inventory                  $   100,000   $        --   $   100,000
Other Current Assets       $   200,000   $        --   $   200,000
Net PP&E                   $   700,000   $    46,667   $   781,998
Goodwill                   $        --   $        --   $        --
Transaction Costs          $        --   $        --   $        --
Other Assets               $        --   $    35,261   $ 6,794,739
                           -----------   -----------   -----------
   TOTAL ASSETS                                        $ 8,563,496

LIABILITIES & EQUITY
Accounts Payable           $   215,500   $   500,000   $   284,500
Accrued Expenses           $   100,000   $        --   $    49,322
Bank Revolver              $        --   $        --   $        --
Current Portion - LTD      $        --   $        --   $        --
Other Current Liab         $        --   $        --   $        --
Deferred Taxes             $        --   $    20,053   $    20,053
Existing Senior Debt       $        --   $        --   $        --
Existing Sub Debt          $        --   $        --   $        --
Term Loan A                $        --   $        --   $        --
Term Loan B                $        --   $        --   $        --
Sr. Sub Debt               $        --   $        --   $        --
Jr. Sub Debt               $        --   $        --   $        --
ESOP                       $        --   $        --   $        --
Retained Earnings          $        --   $   619,964   $   572,078
Preferred Stock            $   220,004   $        --   $ 4,429,996
Common Equity              $        --   $ 1,000,000   $ 3,207,547
                           -----------   -----------   -----------
   TOTAL LIAB. & EQUITY                                $ 8,563,496

Parity Check                                           $         0


GOLDSPRING, INC.
INCOME STATEMENTS BUILD-UP BY BUSINESS SEGMENT
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          CONSOLIDATING REVENUE SUMMARY
================================================================================



                                                        PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
                               2003PF         2004           2005          2006          2007          2008          2009
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Revenue
  Spring Valley 1            $ 2,168,950   $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500
  Spring Valley 2            $        --   $ 3,534,300   $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500
  Gold Canyon 1              $        --   $ 4,319,700   $ 9,817,500   $ 9,817,500   $ 9,817,500   $ 9,817,500   $ 9,817,500
  Gold Canyon 2              $        --   $        --   $ 6,823,250   $ 9,817,500   $ 9,817,500   $ 9,817,500   $ 9,817,500
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Total Revenue                $ 2,168,950   $ 15,886,50   $32,705,750   $35,700,000   $35,700,000   $35,700,000   $35,700,000

Gold Price                   $       350   $       350   $       350   $       350   $       350   $       350   $       350

Gold Grade per y3 (Ounce)
  Spring Valley 1                  0.027         0.027         0.027         0.027         0.027         0.027         0.027
  Spring Valley 2                  0.027         0.027         0.027         0.027         0.027         0.027         0.027
  Gold Canyon 1                    0.033         0.033         0.033         0.033         0.033         0.033         0.033
  Gold Canyon 2                    0.033         0.033         0.033         0.033         0.033         0.033         0.033

Accumulated Gold Recovered
    Spring Valley                  6,197        39,245        85,145       131,045       176,945       222,845       268,745
    Gold Canyon                       --        12,342        59,887       115,987       172,087       228,187       284,287
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Total Gold Recovered               6,197        51,587       145,032       247,032       349,032       451,032       553,032


                                    PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                            -----------   -----------   -----------   -----------
                               2010          2011          2012          2013
                            -----------   -----------   -----------   -----------
Revenue
  Spring Valley 1           $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500
  Spring Valley 2           $ 8,032,500   $ 8,032,500   $ 8,032,500   $ 8,032,500
  Gold Canyon 1             $ 9,817,500   $ 9,817,500   $ 9,817,500   $ 9,817,500
  Gold Canyon 2             $ 9,817,500   $ 9,817,500   $ 9,817,500   $ 9,817,500
                            -----------   -----------   -----------   -----------
Total Revenue               $35,700,000   $35,700,000   $35,700,000   $35,700,000

Gold Price                  $       350   $       350   $       350   $       350

Gold Grade per y3 (Ounce)
  Spring Valley 1                 0.027         0.027         0.027         0.027
  Spring Valley 2                 0.027         0.027         0.027         0.027
  Gold Canyon 1                   0.033         0.033         0.033         0.033
  Gold Canyon 2                   0.033         0.033         0.033         0.033

Accumulated Gold Recovered
    Spring Valley               314,645       360,545       406,445       452,345
    Gold Canyon                 340,387       396,487       452,587       508,687
                            -----------   -----------   -----------   -----------
Total Gold Recovered            655,032       757,032       859,032       961,032

